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                                                                   Exhibit 10.27

                               SERVICES AGREEMENT
                                  (DEVELOPMENT)

            This Services Agreement (this "Agreement") is made and entered into as of June 27, 2003, by and between Maguire Properties, L.P., a Maryland limited partnership (the "Company") and Maguire Partners Development, Ltd., a California limited partnership ("Development").

                                    RECITALS

            WHEREAS, Development will require the services of the Company to perform certain administrative or operational functions for Development (collectively, the "Services").

                              TERMS AND CONDITIONS

            NOW, THEREFORE, the Parties hereby agree as follows:

            1. DEFINITIONS. The following terms, when used in this Agreement, shall each have the meaning set forth in this Section 1:

            "Appendix A" shall mean Appendix A attached to this Agreement, as amended from time to time, detailing the Services to be provided by the Company to Development.

            "Party" or "Parties" shall mean the Company and/or Development, as the context requires.

            2. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the date of the closing of the initial public offering of shares of the common stock of Maguire Properties, Inc. (the "Effective Date"), and shall continue until terminated in writing in accordance with the terms hereof. In the event that the Effective Date does not occur, this Agreement will have no force or effect.

            3. SERVICES. The Company agrees to provide to Development the Services as described in Appendix A, and/or such other services as agreed upon by the Parties pursuant to this Agreement. Any such Services shall be provided by the Company in exchange for remuneration equal to the fair market value of such Services, as agreed upon by the Parties. Unless otherwise indicated on Appendix A, the fair market value for any Service shall be equal to one hundred and fifteen percent (115%) of the expenses incurred (including payroll expenses) in providing such Service.

            4. PAYMENTS. On or about the first day of each month, the Company shall notify (each, a "Monthly Notice") Development of the total amount due from Development with respect to the Services for the then prior month, unless otherwise agreed upon by the Parties. Such Monthly Notice shall include a list of each Service and all charges for each Service for the time period covered by the Monthly Notice. Payment shall be made to the Company by Development within 10 days after submission of such Monthly Notice; provided, however, if Development disagrees with any charge or claims it does not owe payment for any charge or claim listed on the Monthly Notice, it may withhold such payment if it serves the Company with written notice of such disagreement within 5 days after receipt of such Monthly Notice. In any case, Development must pay the undisputed portion of the charges within 10 days after receipt of the Monthly Notice to which the charges relate. Any disagreement over any charge shall be resolved by the Parties within 10 days after the original due date for such payment hereunder, or, if no resolution can be reached, submitted to binding arbitration in accordance with Section 10.

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            5. TERMINATION OF AGREEMENT.

                        (a) Termination of Agreement. Any Party may terminate
            this Agreement, with or without cause, upon 30 days written notice to the other Party.

                        (b) Date of Termination. Within 30 days (or such other
            period as may be reasonable under the circumstances) after the effective date of termination of this Agreement, the Company shall submit to Development a written statement that contains all outstanding charges due under this Agreement to the Company from Development.

                        (c) Continuation of Payments. To the extent any amounts
            due under Section 4 are outstanding after the date of termination of this Agreement, Development shall continue to make payments to the Company in accordance with such Section.

            6. AMENDMENTS. The Parties may at any time by written agreement amend this Agreement, including, without limitation, additions to or deletions from, or changes to the Services set forth on Appendix A.

            7. WAIVERS. No waiver by any Party, whether written or oral, of any right under or arising from this Agreement given on one occasion shall constitute a waiver of any other right or any right on any subsequent occasion and no concession by any Party shall be treated as a variation of this Agreement unless specifically agreed to in writing.

            8. NOTICES. All notices or other communications made pursuant hereto shall be in writing and shall be deemed received when personally delivered against receipted copy, or three business days after being mailed by certified or registered mail, postage prepaid, to the Parties at the following addresses:

The Company:                                Maguire Properties, L.P.
                                            555 West Fifth Street, Suite 5000
                                            Los Angeles, CA 90013-1010
                                            Attention: Richard I. Gilchrist
                                                        Mark Lammas

Development:                                Maguire Partners Development, Ltd.
                                            555 West Fifth Street, Suite 5000
                                            Los Angeles, CA  90013-1010
                                            Attention: Robert F. Maguire III
                                                        Mark Lammas

            9. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without regard to the conflict of laws principles thereof.

            10. ARBITRATION. Except as otherwise expressly provided herein, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures. In the event of such an arbitration proceeding, the Parties shall select a mutually acceptable neutral arbitrator from among the


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JAMS/Endispute panel of arbitrators. In the event the Parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither Party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the other Party. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by either Party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The prevailing party in any such dispute shall be entitled to recover from the other Party its reasonable attorneys' fees and costs in connection therewith.

            11. NO ASSIGNMENT. Neither Party shall, without the prior written consent of the other Party (which consent may be withheld arbitrarily), sell, assign, pledge, hypothecate or transfer all or any part of its interest in this Agreement voluntarily or permit such a transfer by operation of law; provided, however, that the foregoing shall not extend to assignments by the Company to any affiliate of Maguire Properties, Inc. If any purported transfer of interest by a Party is not permitted as provided herein, such transfer shall be null and void and of no effect whatsoever. Except as specifically provided for herein, a Party's respective rights hereunder may not be transferred, conveyed, or encumbered without the consent of the other Party and except as so provided, the covenants, terms, provisions and agreements hereof shall be binding upon and inure to the benefit of the representatives, successors and assigns of the respective Parties hereto.

            12. INTEGRATION. This Agreement comprises the complete and integrated agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

            13. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.





                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

                      THE "COMPANY"

                      MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

                      By:      MAGUIRE PROPERTIES, INC.
                               a Maryland Corporation
                               Its General Partner

                               By: /s/ Richard I. Gilchrist
                                   ------------------------------------
                                        Richard I. Gilchrist
                               President and Co-Chief Executive Officer

                      "DEVELOPMENT"

                      MAGUIRE PARTNERS DEVELOPMENT, LTD.
                      a California limited partnership

                      By:      MAGUIRE PARTNERS MANAGEMENT
                               COMPANY, LLC.
                               a California limited liability company
                               Its General Partner

                               By:      MAGUIRE PARTNERS SCS, INC.
                                        a California corporation
                                        Its Manager

                                        By: /s/ Robert F. Maguire III
                                            ---------------------------
                                                 Robert F. Maguire III
                                                 President



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                                   APPENDIX A

                                    SERVICES

Property leasing activity at the Playa Vista-Water's Edge Property.

Oversight of Exclusive Listing Agreement with Cushman & Wakefield, Inc. dated May 22, 2002 regarding the Playa Vista-Water's Edge Property.